Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Intelligent Group Limited for the year ended November 30, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

October 14, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com